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                                                                    EXHIBIT 10.5

                       PREFERRED STOCK PURCHASE AGREEMENT


          PREFERRED STOCK PURCHASE AGREEMENT dated October 28, 1999 (the "Agreement") by and among InFlow, Inc., a Delaware corporation (the "Company"), and First Union Capital Partners, Inc. (the "Investor").

          1.  Purchase and Sale of Stock.
              --------------------------
                 1.1  Sale and Issuance of Series B Preferred Stock.
                         (a)  Prior to or concurrently with the date hereof, the
Company has adopted and filed with the Secretary of State of Delaware the Second Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate").

                         (b)  Subject to the terms and conditions of this
Agreement, the Investor agrees to purchase from the Company at the Closing, and the Company agrees to sell and issue to the Investor at the Closing, that number of shares of the Company's Series B Preferred Stock set forth opposite the Investor's name on Schedule A hereto for the purchase price of $ 8.70 per share.

                 1.2 Closing. The purchase and sale of the Series B Preferred Stock shall take place at the Company's offices located at 1860 Lincoln Avenue, Suite 305, Denver, Colorado 80295 at 10:00 a.m. on November 1, 1999, or at such other time and place as the Company and the Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing, the Company shall deliver to the Investor a certificate representing the Series B Preferred Stock that the Investor is purchasing against payment of the purchase price therefor by wire transfer of immediately available funds.

                 1.3 Subsequent Sale of Series B Preferred Stock. The Company may sell up to an additional 2,298,850 shares of Series B Preferred Stock at a price of not less than $8.70 per share prior to November 30, 1999 to one or more additional purchasers selected by the Company. Any such additional purchaser shall execute a purchase agreement in substantially the form of this Agreement and shall become a party to the Amended and Restated Investors' Rights Agreement in the form attached hereto as Exhibit B (the "Investors' Rights Agreement") and the Amended and Restated Stockholders' Agreement in the form attached hereto as Exhibit C (the "Stockholders' Agreement").

                 1.4 Post-Closing Obligations. In the event that, at any time, the Company's representation and warranty in Section 2.2 is determined not to have been true when made, the Company shall promptly issue to the Investor, as an adjustment to the purchase price paid for the shares of Series B Preferred Stock purchased hereunder and without the payment of additional consideration by the Investor, an additional number of shares of Series B Preferred Stock such that the Investor would own the same economic interest and voting power as it would have owned had such representation and warranty been true and correct in all respects when


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made. If at the time of an adjustment pursuant to the preceding sentence any shares of Series B Preferred Stock purchased hereunder have been converted into Common Stock, the Company shall issue additional shares of Common Stock with respect to such converted shares of Series B Preferred Stock based on the conversion ratio that would have been in effect if such shares had remained outstanding. Any additional shares issued pursuant to this Section 1.4 shall be treated as if they were issued at the Closing and shall reflect any anti-dilution adjustments arising from the date of Closing through the date of such issuance. Concurrently with each such issuance, the Company shall pay or accrue all dividends or other distributions which would have been paid or accrued with respect to such additional shares from the date of Closing through the date of such issuance.

          2.  Representations and Warranties of the Company. The Company hereby
              ---------------------------------------------
represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions (the "Schedule of Exceptions") attached hereto as Schedule B, which exceptions shall be deemed to be representations and
----------
warranties as if made hereunder:

              2.1  Organization, Good Standing, Power and Qualification. The
                   ----------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged and has the power and authority to execute, deliver and perform its obligations under this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business, assets or financial condition of the Company (an "MAE").

              2.2  Capitalization and Voting Rights.
                   --------------------------------
                   (a) The authorized, issued and outstanding capital stock of the Company will consist immediately prior to the Closing of:

                        (i)   Preferred Stock.  10,310,000 shares of Preferred
                              ---------------
      Stock, par value $0.001 (the "Preferred Stock"), of which (i) 3,310,000 shares have been designated Series A Preferred Stock (the "Series A Preferred Stock"), of which 3,309,953 shares are outstanding, and (ii) 7,000,000 shares have been designated Series B Preferred Stock (the "Series B Preferred Stock"), of which 2,298,851 shares are outstanding. The rights, privileges and preferences of the Series A and Series B Preferred Stock are as stated in the Restated Certificate.

                        (ii)  Common Stock.  20,000,000 shares of common stock,
                              ------------
      par value $0.001 ("Common Stock"), of which 3,060,000 shares are issued and outstanding.

                   (b) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock are owned by the stockholders and in the numbers specified in Exhibit D hereto.
                                      ---------

                   (c) The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Common Stock are all duly and validly authorized and issued, fully paid

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and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                   (d) Except for (A) the conversion privileges of the Series A and Series B Preferred Stock, (B) the rights provided in Section 3 of the Stockholders' Agreement, and (C) currently outstanding options to purchase 572,700 shares of Common Stock granted to employees pursuant to the Company's 1997 Stock Option Plan, as amended (the "Option Plan"), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company will reserve an additional 1,112,300 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Option Plan. The Company is not a party or subject to any agreement or understanding which affects or relates to the voting or giving of written consents with respect to any security or other ownership interest in the Company or by a director of the Company.

               2.3  Subsidiaries. The Company does not presently own or control,
                    ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

               2.4  Authorization.  All corporate action on the part of the
                    -------------
Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors' Rights Agreement, and the Stockholders' Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization (or, in the case of the Common Stock, reservation for issuance), sale and issuance of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing. This Agreement, the Investors' Rights Agreement, and the Stockholders' Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

               2.5  Valid Issuance of Preferred and Common Stock.  The Series B
                    --------------------------------------------
Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens and other encumbrances and will be free of restrictions on transfer, other than restrictions on transfer under

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this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement and
under applicable state and federal securities laws.

                 2.6  Consents.  No consent, approval, order or authorization
                      --------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority or any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind (each, a "Person") on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period.

                 2.7  Offering.  No form of general solicitation or general
                      --------
advertising was used by the Company or its representatives in connection with the offer or sale of the Series B Preferred Stock or other securities. Assuming the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act").

                 2.8  Litigation.  There is no action, suit, proceeding or
                      ----------
investigation pending, or to the Company's knowledge currently threatened, against the Company that questions the validity of this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement or the right of the Company to enter into any of the foregoing or to consummate the transactions contemplated hereby or thereby, or that would have, either individually or in the aggregate, an MAE. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                 2.9  Proprietary Information Agreements.  Each employee and
                      ----------------------------------
officer of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form provided to the Investor.

                 2.10 Patents and Trademarks.  Schedule 2.10 sets forth a
                      ----------------------   -------------
complete and accurate list and description of all franchises, licenses, patents, patent rights, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, copyrights and rights with respect to any of the foregoing (collectively, "Intellectual Property") presently owned or held by the Company. The Company owns the right to use all of the Intellectual Property. To the actual knowledge of the Company (without independent investigation), the Intellectual Property is all that is necessary for the Company to conduct its business as presently conducted. To its knowledge (but without having conducted any special investigation or patent search), no Intellectual Property conflicts with or infringes on the valid rights of others and the Company has not received any notice of infringement upon or conflict with the asserted rights of others. No event has occurred which permits, or after notice or lapse of time would permit, the revocation or termination of any of the Intellectual Property. The Company has a valuable body of trade secrets, including know-how, concepts, computer programs and other technical data (the "Proprietary Information"). To its knowledge, the

Company has the right to use the Proprietary Information free and clear of any rights, liens, encumbrances or claims of others, except that the possibility exists that other persons may have independently developed trade secrets or technical information similar or identical to those of the Company. The Company is not aware of any such independent development nor of any misappropriation of its Proprietary Information. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company, except for inventions that have been assigned or licensed to the Company as of the date hereof.

                 2.11  Compliance with Other Instruments.  The Company is not
                       ---------------------------------
in violation of any provision of its Restated Certificate or Bylaws or any securities issued by the Company, any indenture, credit agreement, contract, agreement, instrument or other undertaking ("Contractual Obligations") or any judgment, order, writ, decree or contract, statute, rule or regulation to which the Company or its assets or property is subject ("Requirements of Law"), a violation of which would have an MAE. The execution, delivery and performance of this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any Contractual Obligation or Requirement of Law or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                 2.12  Agreements; Action.
                       ------------------
                       (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

                       (b) Except for this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, Schedule 2.12 hereto sets forth a
                                           -------------
complete and accurate list of all material Contractual Obligations of the Company in effect on and as of the Closing. Each such Contractual Obligation is valid and enforceable by the Company against any other party thereto in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company has performed and is in compliance with all of the terms of such Contractual Obligations and all instruments and agreements relating thereto and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, on its part or on the part of any other party thereto exists with respect to any material Contractual Obligation of the Company. The Company has no actual knowledge that any such Contractual Obligation contains any contractual requirement with which there is a reasonable likelihood the Company will be unable to comply and such failure to comply would likely result in an MAE or the Company's compliance is reasonably likely to result in an MAE.

                      (c) There are no judgments, orders, writs or decrees to which the Company is a party or by which it is bound that involve obligations (contingent or otherwise) of, or payments to the Company, in excess of $25,000.

                      (d) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $100,000 or, in the case of indebtedness and/or liabilities individually less than $100,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any Person, other than advances in the ordinary course of business, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                      (e) For the purposes of subsections (c) and (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                 2.13 Related-Party Transactions.  No employee, officer or
                      --------------------------
director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material Contractual Obligation with the Company.

                 2.14 Financial Statements.  The Company has delivered to
                      --------------------
the Investor its audited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 1998 and for the fiscal year then ended and its unaudited financial statements (balance sheet and statement of operations, statement of stockholders' equity and statement of cash flows) at September 30, 1999 and for the nine-month period then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the assets, liabilities, financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of

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business subsequent to September 30, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company and which the Company has satisfied as they have become due. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other Person. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                 2.15 Changes. Since September 30, 1999, there has not been:
                      -------

                      (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business consistent with past practice that are not reasonably likely to have an MAE;

                      (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of the Company;

                      (c) any waiver by the Company of a material right or of a material debt owed to it;

                      (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business consistent with past practice and not material to the assets, properties, financial condition, operating results or business of the Company;

                      (e) any material change or amendment to a contract or arrangement required to be set forth on Schedule 2.12 by which the Company or any of its assets or properties is bound or subject;

                      (f) any material change in any compensation arrangement or agreement with any employee; or

                      (g) any agreement or commitment by the Company to do any of the things described in this Section 2.15.

                 2.16 Tax Returns.  The Company has timely filed all federal,
                      -----------
state, county, local and foreign income and other tax returns, reports and declarations (collectively, "Returns") relating to all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon the Company ("Taxes") which are required by applicable law to be filed except where the failure to do so would not be reasonably likely to have an MAE. No audits of federal income tax Returns of the Company have been conducted at

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any time since its formation and the Company has not been advised that any of its returns have been or are being audited. The Company has paid, or where payment is not required to be made, has made adequate provision on its books and financial statements for the payment of, all Taxes in respect of all periods covered by the Returns and any other taxable period ending on or before the date hereof except where the failure to do so would not be reasonably likely to have an MAE. No deficiencies for any Tax, assessment or governmental charge have been asserted or assessed against the Company which have not been paid, settled or adequately provided for and there is no basis therefor.

                 2.17 Permits.  The Company (i) has all material governmental
                      -------
or other regulatory approvals, licenses, permits and other authorizations in accordance with all Requirements of Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance in all respects with each governmental approval, license, permit and authorization relating to it or any of its properties under all applicable Requirements of Law except where the failure to do so would not be reasonably likely to have an MAE. Since its date of organization, the Company has not, to its knowledge, been the subject of any investigation conducted by any grand jury, administrative agency or other governmental authority. The Company has not, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in violation of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization or the holder of, or any aspirant to, any elective or appointive office of any governmental authority.

                 2.18 Environmental and Safety Laws.  To its knowledge, the
                      -----------------------------
Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                 2.19 Disclosure.  Neither this Agreement (including all the
                      ----------
exhibits and schedules hereto) nor any other certificates or agreements made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.

                 2.20 Registration Rights.  Except as provided in the
                      -------------------
Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                 2.21 Corporate Documents.  The Restated Certificate and Bylaws
                      -------------------
of the Company are in the forms previously provided to the Investor. The minute books of the Company have been made available to the Investor for their review in connection with the purchase of the Series B Preferred Stock; such minute books are current and contain correct and complete copies of all minutes of meetings, resolutions and other actions and proceedings of the board of directors and shareholders and all committees of the Company. The record books relating to the equity interests of the Company have been made available to the Investor for its review in connection with the purchase of the Series B Preferred Stock; such record books are current, correct and complete and reflect the issuance, sale or exchange of all of capital stock and other ownership and equity interests in the Company.

                 2.22  Title to Property and Assets.  Schedule 2.22 sets forth
                       ----------------------------   -------------
a complete and accurate list of all real property and improvements (collectively "Real Property") owned or leased by the Company. The Company has good and marketable, indefeasible fee simple title to the Real Property described in
Schedule 2.22 as being owned by it, and valid and subsisting leasehold rights in the Real Property described in Schedule 2.22 as being leased by it, free and clear of all liens and other encumbrances. Schedule 2.22 also sets forth a complete and accurate list of all of the material items of equipment, machinery, computers, chattels, tools, parts, machine tools, furniture, furnishings, fixtures and supplies of every nature owned or leased by the Company in connection with its business as of September 30, 1999. The Company has good and marketable fee simple title to such items described in Schedule 2.22 as being owned by it, and valid and subsisting leasehold rights in such items described in Schedule 2.22 as being leased by it, free and clear of all liens and other encumbrances.

                 2.23  Labor Agreements and Actions.  The Company is not
                       ----------------------------
bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that would have an MAE. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment. To its knowledge, the Company has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. There are no pending, threatened or anticipated (i) employment discrimination charges or complaints against or involving the Company before any federal, state, or local board, department, commission or agency, (ii) unfair labor practice charges or complaints, disputes or grievances affecting the Company, or (iii) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company.

                 2.24  Insurance.  The Company maintains insurance policies
                       ---------
(i) insuring the properties, assets and operations of its business in such amounts and against such liabilities to the extent required by applicable law or regulations and (ii) insuring against interruptions in its business. Such policies are in full force and effect and have been underwritten by unaffiliated insurers. To its knowledge, the Company has not done anything by way of action or inaction that invalidates any of such policies in whole or in part.

                 2.25  Year 2000 Compliance.  The Company has initiated a
                       --------------------
review of its operations with a view to assessing whether its business or operations will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to any significant risk that computer hardware or software used in its business or operations will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000. Based on such review and as of the date hereof, the Company has no reason to believe that any such risk could have an MAE.

                 2.26  Governmental Regulations.  The Company is not a
                       ------------------------
"registered investment company" or an "affiliated person" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          3.  Representations and Warranties of the Investor. The Investor
              ----------------------------------------------
hereby  represents, warrants and covenants that:

                 3.1   Authorization. The Investor has full power and authority
                       -------------
to enter into this Agreement, the Investors' Rights Agreement and the Stockholders' Agreement, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                 3.2  Purchase Entirely for Own Account.  This Agreement is
                      ---------------------------------
made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Series B Preferred Stock to be received by the Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of applicable securities laws, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same in violation of applicable securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                 3.3  Disclosure of Information.  The Investor believes it has
                      -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock and the business, properties, prospects and financial condition of the Company.

                 3.4  Investment Experience.  The Investor is an investor in
                      ---------------------
securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, the Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

                 3.5  Restricted Securities.  The Investor understands that
                      ---------------------
the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Series B Preferred Stock (or the Common Stock issued on conversion thereof) or an available exemption from registration under the Act, the Series B Preferred Stock (and any Common Stock issued on conversion thereof) must be held indefinitely. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation the Rule 144 condition that current information about the Company be available to the public. Such information is not now available and the Company has no present plans to make such information available.

                 3.6  Further Limitations on Disposition.  Without in any way
                      ----------------------------------
limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities unless:

                         (a)  There is then in effect a registration statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                         (b)  (i) The Investor shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                         (c)  Notwithstanding the provisions of subsections (a)
and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                 3.7  Legends.  It is understood that the certificates
                      -------
evidencing the Securities may bear one or all of the following legends:

                         (a)  "These securities have not been registered under
the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an applicable exemption therefrom."

                         (b)  Any legend required by the Investors' Rights
Agreement and the Stockholders' Agreement.

The Company agrees, upon the request of the Investor or its transferee, to remove the legend required by paragraph (a) above at such time as all Securities held by such person may be freely transferred pursuant to SEC Rule 144(k), and to remove the legend required by paragraph (b) above at such time as the restrictions of the Investors' Rights Agreement and the Stockholders' Agreement are no longer applicable to such Securities.

                 3.8  Tax Advisors.  The Investor has reviewed with its own
                      ------------
tax advisors the federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. With respect to matters related to the tax consequences of the transactions contemplated by this Agreement, the Investor is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Investor (and not the Company) shall be responsible for the Investor's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                 3.9  Investor Counsel.  The Investor acknowledges that it has
                      ----------------
had the opportunity to review this Agreement, the exhibits and the schedules attached hereto and the transactions contemplated by this Agreement with the Investor's own legal counsel. The Investor is relying solely on its legal counsel and not on E*Law Group or Brobeck, Phleger & Harrison LLP for legal advice with respect to this investment or the transactions contemplated by this Agreement.

          4.  Conditions of Investor's Obligations at Closing. The obligations
              -----------------------------------------------
of the Investor under Section 5 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                 4.1  Representations and Warranties.  The representations
                      ------------------------------
and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

                 4.2  Performance.  The Company shall have performed and
                      -----------
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                 4.3  Compliance Certificate.  The President of the Company
                      ----------------------
shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

                 4.4  Qualifications.  All authorizations, approvals or
                      --------------
permits, if any, of any governmental authority or regulatory body of the United States or of any state or any Person that are required in connection with the consummation of the transactions contemplated by this Agreement, including the lawful issuance and sale of the Securities pursuant to this Agreement, shall be duly obtained and effective as of the Closing.

                 4.5  Proceedings and Documents.  All corporate and other
                      -------------------------
proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and the Investor shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                 4.6  Proprietary Information Agreements.  Each employee of
                      ----------------------------------
the Company shall have entered into a Proprietary Information and Inventions Agreement in the form previously provided to special counsel for the Investor.

                 4.7  Board of Directors.  The Company shall have taken all
                      ------------------
necessary corporate action such that immediately following the Closing, the directors of the Company shall be Art Zeile, Joel Daly, Stephen O. James, Watts Hamrick, Scott Perper and G. Jackson Tankersley, Jr.

                 4.8  Investors' Rights Agreement.  The Company, Meritage
                      ---------------------------
Private Equity Fund, L.P., Art Zeile and Joel Daly shall have entered into the Investors' Rights Agreement in the form attached as Exhibit B.
                                                    ---------

                 4.9  Stockholders' Agreement.  The Company, Meritage Private
                      -----------------------
Equity Fund, L.P., Art Zeile and Joel Daly shall have entered into the Stockholders' Agreement in the form attached as Exhibit C.
                                                ---------

                 4.10  No Material Adverse Change.  On and prior to the Closing,
                       --------------------------
there shall have occurred no material adverse change in the business, assets or financial condition of the Company.

                 4.11  No Litigation or Other Proceedings.  There shall be no
                       ----------------------------------
pending or threatened litigation, bankruptcy, insolvency, injunction, order, suit, investigation or claim against or affecting the Company, any of its properties or rights, any of its executive officers or with respect to any of the transactions contemplated by this Agreement, the Investors' Rights Agreement or the Stockholders' Agreement which would be reasonably likely to have an MAE.

                 4.12  Legal Opinion.  The Investor shall have received the
                       -------------
opinion of Brobeck, Phleger & Harrison LLP, legal counsel to the Company, dated as of the Closing in the form of Exhibit E hereto.
                                 ---------

          5.  Conditions of the Company's Obligations at Closing.  The
              --------------------------------------------------
obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

                 5.1  Representations and Warranties.  The representations
                      ------------------------------
and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

                 5.2  Payment of Purchase Price.  The Investor shall have
                      -------------------------
delivered the purchase price specified in Section 1.1.

                 5.3  Investors' Rights Agreement.  The Investor shall have
                      ---------------------------
entered into the Investors' Rights Agreement in the form attached as Exhibit B.
                                                                     ---------

                 5.4  Stockholders' Agreement.  The Investor shall have
                      -----------------------
entered into the Stockholders' Agreement in the form attached as Exhibit C.
                                                                 ---------

          6.  Miscellaneous.
              -------------

                 6.1  Survival.  The warranties, representations and covenants
                      --------
of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

                 6.2  Successors and Assigns.  Except as otherwise provided
                      ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                 6.3  Governing Law.  This Agreement shall be governed by
                      -------------
and construed under the laws of the State of Colorado as applied to agreements among Colorado residents entered into and to be performed entirely within Colorado, without giving effect to such state's conflict of laws principles.

                 6.4  Titles and Subtitles.  The titles and subtitles used in
                      --------------------
this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 6.5  Notices.  All notices required or permitted hereunder
                      -------
shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (iii) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

                 6.6   Finder's Fee.  Each party represents that it neither
                       ------------
is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                 6.7   Expenses. Irrespective of whether the Closing is
                       --------
effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the Investor for all reasonable expenses of the Investor incurred in connection with the negotiation, execution, delivery and performance of this Agreement in an amount not to exceed $10,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement, the Stockholders' Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                 6.8   Amendments and Waivers.  Any term of this Agreement may
                       ----------------------
be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series B Preferred Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                 6.9   Effect of Amendment or Waiver.  The Investor acknowledges
                       -----------------------------
the holders of a majority of the Common Stock not previously sold to the public that is issued or issuable upon conversion of the Series B Preferred Stock will have the power to diminish or eliminate all rights of the Investor under this Agreement.

                 6.10  Severability.  If one or more provisions of this
                       ------------
Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                 6.11  Aggregation of Stock.  All shares of the Series B
                       --------------------
Preferred Stock or Common Stock issued upon conversion thereof held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                 6.12  Entire Agreement.  This Agreement and the documents
                       ----------------
referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

                 6.13  Counterparts.  This Agreement may be executed in
                       ------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                         [SIGNATURE PAGE(S) TO FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              INFLOW, INC.



                              By:   /s/ Art Zeile
                                    ___________________________________
                                    Art Zeile
                                    President and Chief Executive Officer

                              Address:    1860 Lincoln Street
                                          Suite 305
                                          Denver, CO 80295



                              FIRST UNION CAPITAL PARTNERS, INC.



                              By:   /s/ L. Watts Hamrick III
                                    ___________________________________
                                    L. Watts Hamrick III
                                    Senior Vice President

                              Address:    301 South College Street
                                          Charlotte, NC 28288-0732